Lehman Brothers

                               Price-Yield Report

                            Settlement Date: 06/30/06

                        Discount Margin Table - Bond A1A

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                             Bond Summary - Bond A1A
--------------------------------------------------------------------------------
         Initial Coupon: 5.350                   Type: Fltr
               Orig Bal: 315237000
                                              Formula: (LIB_1M)+7.0bp
                 Factor: 1.0000000   Cap/Floor/Margin: 100.00/0.07/0.07
            Factor Date: 06/25/06            Next Pmt: 07/25/06
                  Delay: 0                      Cusip: 52522E AC 3
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                   15 CPR           20 CPR           25 CPR           30 CPR           35 CPR           40 CPR           50 CPR
------------------------------------------------------------------------------------------------------------------------------------
   Price        DM   Duration    DM   Duration    DM   Duration    DM   Duration    DM   Duration    DM   Duration    DM   Duration
------------------------------------------------------------------------------------------------------------------------------------
   99-29+       12     1.58      13     1.18      15     0.94      17     0.77      19     0.64      21     0.55      25     0.42
   99-30        11               12               13               15               16               18               22
   99-30+       10               11               12               13               14               15               18
   99-31        9                10               10               11               12               12               14
   99-31+       8                 8                9                9                9               10               11
  100-00        7      1.58       7     1.18       7     0.94       7     0.77       7     0.64       7     0.55       7     0.42
  100-00+       6                 6                5                5                5                4                3
  100-01        5                 4                4                3                2                1               -0
  100-01+       4                 3                2                1               -0               -1               -4
  100-02        3                 2                0               -1               -3               -4               -8
  100-02+       2      1.58       1     1.19      -1     0.94      -3     0.77      -5     0.64      -7     0.55     -11     0.42

Average Life           1.70             1.25             0.98             0.80             0.67             0.57             0.43
 First Pay           07/25/06         07/25/06         07/25/06         07/25/06         07/25/06         07/25/06         07/25/06
 Last Pay            04/25/10         03/25/09         08/25/08         03/25/08         12/25/07         09/25/07         05/25/07

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                             Bond Summary - Bond A2
--------------------------------------------------------------------------------
         Initial Coupon: 5.530                   Type: Fltr
               Orig Bal: 69371000
                                              Formula: (LIB_1M)+25.0bp
                 Factor: 1.0000000   Cap/Floor/Margin: 100.00/0.25/0.25
            Factor Date: 06/25/06            Next Pmt: 07/25/06
                  Delay: 0                      Cusip:
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                   15 CPR           20 CPR           25 CPR           30 CPR           35 CPR           40 CPR           50 CPR
------------------------------------------------------------------------------------------------------------------------------------
   Price        DM   Duration    DM   Duration    DM   Duration    DM   Duration    DM   Duration    DM   Duration    DM   Duration
------------------------------------------------------------------------------------------------------------------------------------
   99-29+       27     4.00      27     3.13      28     2.53      29     2.09      29     1.75      30     1.48      32     1.08
   99-30        27               27               27               28               28               29               31
   99-30+       26               26               27               27               28               28               29
   99-31        26               26               26               26               27               27               28
   99-31+       25               25               26               26               26               26               26
  100-00        25     4.01      25     3.13      25     2.54      25     2.10      25     1.76      25     1.48      25     1.08
  100-00+       25               25               24               24               24               24               24
  100-01        24               24               24               24               23               23               22
  100-01+       24               24               23               23               22               22               21
  100-02        23               23               23               22               22               21               19
  100-02+       23     4.01      23     3.14      22     2.54      21     2.10      21     1.76      20     1.49      18     1.08

Average Life           5.06             3.75             2.93             2.36             1.94             1.62             1.15
 First Pay           07/25/06         07/25/06         07/25/06         07/25/06         07/25/06         07/25/06         07/25/06
 Last Pay            12/25/19         08/25/16         06/25/14         12/25/12         11/25/11         01/25/11         11/25/09


----------------------------------------------------------------------------
Tsy BM     3-mo      6-mo      2-yr      3-yr      5-yr      10-yr     30-yr
----------------------------------------------------------------------------
 Yield    4.9653    5.2353    5.2590    5.2317    5.2049    5.2254    5.2546
Coupon                        4.8750    4.8750    4.8750    5.1250    4.5000
----------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Lib BM      1-mo       2-mo       3-mo       6-mo       1-yr       2-yr       3-yr       4-yr       5-yr
----------------------------------------------------------------------------------------------------------
 Yield     5.3300     5.4100     5.4700     5.6000     5.7416     5.7238     5.7191     5.7312     5.7458

----------------------------------------------------------------------------------------------------------
Lib BM     7-yr       8-yr       9-yr      10-yr      12-yr      15-yr      20-yr      25-yr      30-yr
----------------------------------------------------------------------------------------------------------
 Yield    5.7736     5.7855     5.7984     5.8129     5.8354     5.8629     5.8804     5.8803     5.8753

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC (including any related free-writing prospectus, preliminary prospectus supplement or preliminary pricing supplement, as applicable), for more complete information about the issuer and this offering. You may get these documents, as well as the final prospectus, prospectus supplement or pricing supplement (when completed), as applicable (such preliminary and final documentation together, the Offer Documentation), for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the Offer Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000.

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